UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
Changes to Reporting Segments
On November 30, 2022, Donaldson Company, Inc. (the “Company”) announced a change to its reporting segment structure associated with the Company’s organizational redesign. The Company will discontinue reporting results in terms of the Engine Products and Industrial Products operating segments, and instead has reorganized its existing businesses into three new operating segments: Mobile Solutions, Industrial Solutions, and Life Sciences. The change was effective November 1, 2022, which coincided with the beginning of the Company’s fiscal second quarter. These changes have no effect on the Company's previously reported consolidated financial statements or results of operations.
For mapping purposes, below are the notable changes and comparisons:
a.Mobile Solutions:
i.The segment is comprised of Off-Road, On-Road and Aftermarket.
ii.The revenue for Off-Road and Aftermarket are largely consistent with the previously reported Off-Road and Aftermarket businesses; however, they are not identical as the new segment excludes sales of the Company’s Industrial Hydraulics (formerly Stationary Hydraulics) business.
b.Industrial Solutions:
i.The segment is comprised of Industrial Filtration Solutions (IFS) and Aerospace and Defense.
ii.IFS includes Industrial Air Filtration, Industrial Gases, Power Generation (formerly Gas Turbine Systems) and Industrial Hydraulics.
c.Life Sciences:
i.The segment is comprised of Special Applications, solutions for the food and beverage market and bioprocessing equipment and consumables.
The Company also reports Corporate and unallocated, which includes interest expense and certain corporate expenses determined to be non-allocable to the segments, such as restructuring charges and incentive compensation.
Select financial information for the fiscal years ended July 31, 2022, 2021 and 2020, as well as the interim periods for the years ended July 31, 2022 and 2021 and the first quarter of the fiscal year ending July 31, 2023 has been recast to reflect the new reporting segments, and are furnished herewith as Exhibit 99.1. The figures presented are based on the Company’s historical classification of expenses based on the historical segment structure. The Company expects the expense composition to evolve as the organizational redesign is completed and the Company drives incremental investment in businesses with high sales growth and profitability potential. Consequently, the historical profit by operating segment may not be representative of results in future periods.
The recast items furnished herewith have been updated to reflect the change in the Company’s segment reporting described above. These select recast segment financial results have not otherwise been updated for activities or events occurring after the date the Company filed the Annual Report on Form 10-K for the year ended July 31, 2022, filed with the United States Securities and Exchange Commission (the “SEC”) on September 23, 2022 (the “2022 10-K”), or the Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 7, 2022 (the “2023 Q1 10-Q”), as applicable, and the recast results included herein do not modify or update any other disclosures therein in any way. Without limitation of the foregoing, this filing does not purport to update the Safe Harbor Statement, Management’s Discussion and Analysis of Financial Condition and Results of Operations or the Risk Factors sections of the 2022 10-K or 2023 Q1 10-Q for any information, uncertainties, transactions, risks, events or trends occurring, or becoming known to management subsequent to the dates of filing such reports. Therefore, this filing should be read in conjunction with the 2022 10-K and the 2023 Q1 10-Q.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

99.1	Unaudited Select Recast Segment Results.

104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	January 25, 2023	By:	/s/ Amy C. Becker
Amy C. Becker Chief Legal Officer and Corporate Secretary

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